Exhibit 4.1

NUMBER SHARES TALMER BANCORP, INC. Incorporated under the laws of the State of Michigan CUSIP 87482X 10 1 This Certifies that is the owner of fully paid and non-assessable shares of the Class A Voting Common Stock, $1.00 par value per share, of TALMER BANCORP, INC. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation. Dated: Secretary President COUNTERSIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, N.Y.) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

FOR VALUE RECEIVED, I/we hereby sell, assign and transfer unto shares represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In the presence of